Sweetgreen, Inc. Announces
Second Quarter 2022 Financial Results

LOS ANGELES--(BUSINESS WIRE)-- Sweetgreen, Inc. (NYSE: SG) (the “Company”), the mission-driven, next generation restaurant and lifestyle brand that serves healthy food at scale, today announced financial results for its second fiscal quarter ended June 26, 2022.

“Thanks to our team’s execution, second quarter revenue grew 45% year over year and restaurant level margins increased to 18.5%.” said Co-Founder and CEO Jonathan Neman. “The team remains laser focused on operational discipline and our path to profitability. We will continue to invest in our key strategic initiatives to drive long term growth and are committed to being a positive force on the food system, while creating a sustainable and durable brand and business loved by customers.”

“We are pleased with our Q2 performance. From a profitability standpoint, we delivered above our expectations. Restaurant-level margin and Adjusted EBITDA on both a year over year basis and since Q1 ’22 saw meaningful improvements.” added CFO, Mitch Reback. “However, we began to see softness in revenue around Memorial Day and are therefore lowering our 2022 guidance. We will continue to manage corporate overhead and efficiently run our restaurants as we work towards profitability.”

Second Quarter 2022 Financial Results
For the second quarter of fiscal year 2022, compared to the second quarter of fiscal year 2021:
•Total revenue was $124.9 million versus $86.2 million in the prior year period, an increase of 45%.
•Same-Store Sales Change of 16% versus Same-Store Sales Change of 86% in the prior year period.
•AUV of $2.9 million versus AUV of $2.4 million in the prior year period.
•Total Digital Revenue Percentage of 62% and Owned Digital Revenue Percentage of 40%, versus Total Digital Revenue Percentage of 68% and Owned Digital Revenue Percentage of 47% in the prior year period.
•Loss from operations was $(42.2) million and loss from operations margin was (34)% versus loss from operations of $(24.2) million and loss from operations margin of (28)% in the prior year period.
•Restaurant-Level Profit(1) was $23.0 million and Restaurant-Level Profit Margin was 18%, versus Restaurant-Level Profit of $12.8 million and Restaurant-Level Profit Margin of 15% in the prior year period.
•Net loss was $(40.0) million versus net loss of $(26.9) million in the prior year period.
•Adjusted EBITDA(1) was $(7.4) million versus Adjusted EBITDA of $(13.8) million in the prior year period and Adjusted EBITDA Margin was (6)% versus (16)% in the prior year period.
•8 Net New Restaurant Openings versus 9 Net New Restaurant Opening in the prior year period.

(1) Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP measures. Reconciliations of Restaurant-Level Profit, Restaurant-Level Profit Margin, and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP, are set forth in the schedules accompanying this release. See “Reconciliation of GAAP to Non-GAAP Measures.”

Results for the second quarter ended June 26, 2022:
Total revenue in the second quarter of 2022 was $124.9 million, an increase of 45% versus the prior year period, primarily due to Same-Store Sales Change of 16% and additional revenue associated with 46 Net New Restaurant Openings during or subsequent to the second quarter of 2021 through the end of the second fiscal quarter of 2022. The Same-Store Sales Change of 16% consisted of a 10% increase from transactions and a 6% benefit from menu price increases that were implemented subsequent to the prior year period.

Our loss from operations margin was (34)% for the second quarter of 2022 versus (28)% in the prior year period. Restaurant-Level Profit Margin was 18%, an increase of roughly 300 basis points versus the prior year period, primarily due to greater sales leverage associated with our recovery from the impact of COVID-19 pandemic compared to the prior year period, a 6% benefit from menu pricing increases that were implemented subsequent to the prior year period, and the termination of our loyalty program. These increases were partially offset by increases in the prevailing wage rates across the country, continued inflationary pressures and higher freight related surcharges.

General and administrative expense was $51.3 million, or 41% of revenue for the second quarter of 2022, as compared to $26.1 million, or 30% of revenue in the prior year period. The increase in general and administrative expense was primarily due to a $21.3 million increase in stock-based compensation expense, primarily related to restricted stock units and performance-based restricted stock units issued prior to our initial public offering. General and administrative expense was also impacted by $3.5 million related to an increase in research and development costs associated with our investment in Spyce, of which $0.2 million is non-recurring acquisition-related costs, and approximately $1.7 million of increased costs related to our transition to operating as a public company. General and administrative expenses were also impacted by an increase in office systems, as we continue to focus on growth and scalability, an increase in rent, and an increase in marketing and advertising. These increases were partially offset by a decrease in management salaries and benefits, including accrued bonus, a decrease in COVID-19 related costs, and a decrease in other general and administrative costs.

Net loss for the second quarter of 2022 was $(40.0) million, as compared to $(26.9) million in the prior year period. The increase in net loss was primarily due to the $21.3 million increase in stock-based compensation expense previously discussed, partially offset by the increase in overall revenue previously discussed. Adjusted EBITDA, which excludes stock-based compensation and certain other adjustments, was $(7.4) million for the second quarter of 2022, as compared to $(13.8) million in the prior year period. This improvement was primarily due to increased Restaurant-Level Profit, Net New Restaurant Openings, sales leverage, and the impact of menu pricing increases described above. This was partially offset by an increase in general and administrative costs primarily driven by our transition to operating as a public company and investment in Spyce related research and development.

Recent Events

On August 8, 2022, we took a number of steps to manage operating expenses, with a focus of achieving profitability on an Adjusted EBITDA basis (the “Plan”), which included workforce reductions affecting approximately 5% of employees at the sweetgreen Support Center, and a reduction of our real estate footprint by vacating the premises for the existing sweetgreen Support Center and moving to a smaller office space adjacent to our existing location (the “Office Move”). We expect to incur total pre-tax restructuring and related charges of approximately $8.9 million to $10.7 million, including approximately $0.5 million to $0.8 million of severance and related benefits costs and approximately $8.4 million to $9.9 million of non-cash expenses due to the Office Move. We expect to recognize these expenses primarily in the third quarter of fiscal year 2022. The charges that we expect to incur are subject to a number of assumptions, primarily related to estimated time to sublease the vacated portion of our Support Center and related sublease rent received, and actual expenses may differ materially from the estimates disclosed above.

2022 Outlook

For fiscal year 2022, we now anticipate the following:

•At least 35 Net New Restaurant Openings
•Revenue ranging from $480 million to $500 million
•Same-Store Sales Change of between 13% and 19%
•Restaurant-Level Profit Margin between 15% and 17%
•Adjusted EBITDA between $(45) million to $(35) million

We have not reconciled our expectations as to Restaurant-Level Profit Margin and Adjusted EBITDA to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to our results computed in accordance with GAAP.

Conference Call

Sweetgreen will host a conference all to discuss its financial results today, August 9, 2022, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Sweetgreen’s Investor Relations website at investor.sweetgreen.com. An archived version of the webcast will be available from the same website after the call.

Forward-Looking Statements

This press release and the related conference call, webcast and presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may relate to, but are not limited to, statements regarding our revised financial outlook for the full fiscal year 2022, including the expected number of Net New Restaurant Openings, expected revenue, expected Same-Store Sales Change, expected Restaurant-Level Profit Margin and expected Adjusted EBITDA; our expectations regarding our sales channel mix and impact on our margins and business; our expectations regarding the COVID-19 pandemic and the impact on our business and results of operations; our expectations about customer behavior trends, including during and following the COVID-19 pandemic and as a result of inflation; our expectations regarding the effect of inflation and increased interest rates on our business, including on labor rates and supply chain costs, as well as any future pricing actions taken in an effort to mitigate the effects of inflation; our growth strategy and business aspirations, including our goal of operating 1,000 restaurants by the end of the decade; our expectations regarding the effects of the Plan we implemented in August 2022 to manage operating expenses; our ability to achieve or maintain profitability; and our vision of being as ubiquitous as traditional fast food, but with the transparency and quality that consumers increasingly expect; management’s plans, priorities, initiatives and strategies; and our expectations regarding the impacts of the COVID-19 pandemic. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” or “would,” or the negative of these words or other similar terms or expressions. You should not put undue reliance on any forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all.

Forward-looking statements are based on information available at the time those statements are made and are based on current expectations, estimates, forecasts, and projections as well as the beliefs and assumptions of management as of that time with respect to future events. These statements are subject to risks and uncertainties, many of which involve factors or circumstances that are beyond our control, that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. These risks and uncertainties include our ability to compete effectively, the impact of pandemics or disease outbreaks, such as the COVID-19 pandemic, uncertainties regarding changes in economic conditions and the customer behavior trends they drive, including long-term customer behavior trends during and following the COVID-19 pandemic, our ability to open new restaurants, our ability to effectively identify and secure appropriate sites for new restaurants, our ability to expand into new markets and the risks such expansion presents, the profitability of new restaurants we may open, and the impact of any such openings on sales at our existing restaurants, our ability to preserve the value of our brand, food safety and foodborne illness concerns, the effect on our business of increases in labor costs, labor shortages, and difficulties in hiring, training, rewarding and retaining a qualified workforce, our ability to achieve profitability in the future, our ability to identify, complete, and integrate acquisitions, the effect on our business of governmental regulation and changes in employment laws, the effect on our business of expenses and potential management distraction associated with litigation, potential privacy and cybersecurity incidents, the effect on our business of restrictions and costs imposed by privacy, data protection, and data security laws, regulations, and industry standards, and our ability to enforce our rights in our intellectual property. Additional information regarding these and other risks and uncertainties that could cause actual results to differ materially from the Company's expectations is included in our SEC reports, including our Annual Report on Form 10-K for the fiscal year ended December 26, 2021 and subsequently filed quarterly reports on Form 10-Q. Except as required by law, we do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise.

Additional information regarding these and other factors that could affect the Company’s results is included in the Company’s SEC filings, which may be obtained by visiting the SEC's website at www.sec.gov. Information contained on, or that is referenced or can be accessed through, our website does not constitute part of this document and inclusions of any website addresses herein are inactive textual references only.

Glossary

•Average Unit Volume (“AUV”) - AUV is defined as the average trailing revenue for the prior four fiscal quarters for all restaurants in the Comparable Restaurant Base.
•Comparable Restaurant Base - Comparable Restaurant Base for any measurement period is defined as all restaurants that have operated for at least twelve full months as of the end of such measurement period, other than any restaurants that had a material, temporary closure during the relevant measurement period. Historically, a restaurant has been considered to have had a material, temporary closure if it had no operations for a consecutive period of at least 30 days. As a result of material, temporary closures in fiscal year 2020 due to the COVID-19 pandemic, 19 restaurants were excluded from our Comparable Restaurant Base for the thirteen and twenty-six weeks ended June 27, 2021. No restaurants were excluded from the Comparable Restaurant Base for the thirteen and twenty-six weeks ended June 26, 2022.
•Net New Restaurant Openings - Net New Restaurant Openings reflect the number of new sweetgreen restaurant openings during a given reporting period, net of any permanent sweetgreen restaurant closures during the same period.
•Same-Store Sales Change - Same-Store Sales Change reflects the percentage change in year-over-year revenue for the relevant fiscal period for all restaurants that have operated for at least 13 full fiscal months as of the end of such fiscal period; provided, that for any restaurant that has had a temporary closure (which historically has been defined as a closure of at least five days during which the restaurant would have otherwise been open) during any prior or current fiscal month, such fiscal month, as well as the corresponding fiscal month for the prior or current fiscal year, as applicable, will be excluded when calculating Same-Store Sales Change for that restaurant. As a result of temporary closures of 19 restaurants due to the COVID-19 pandemic during fiscal year 2020, Same-Store Sales Change has been adjusted for the thirteen and twenty-six weeks ended June 27, 2021. Additionally, as a result of temporary closures of 56 restaurants due to civil disturbances that occurred during one week in the second fiscal quarter of fiscal year 2020, we excluded only one week from the calculation of Same-Store Sales Change for the thirteen and twenty-six weeks ended June 27, 2021. This is because excluding an entire fiscal month for these restaurants, which represented a significant portion of our restaurant fleet, would result in a Same-Store Sales Change figure that is not representative of our business as a whole. This financial measure highlights the performance of existing restaurants, while excluding the impact of new restaurant openings and closures.
•Total Digital Revenue Percentage and Owned Digital Revenue Percentage - Our Total Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our total digital channels (which includes our owned digital channels and our marketplace channel). Our Owned Digital Revenue Percentage is the percentage of our revenue attributed to purchases made through our owned digital channels (which includes our pick-up channel, native delivery channel, and outpost channel, as well as purchases made in our in-store channel via digital scan-to-pay).

Non-GAAP Financial Measures

In addition to our consolidated financial statements, which are presented in accordance with GAAP, we present certain non-GAAP financial measures, including Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. We believe these measures are useful to investors and others in evaluating our performance because these measures:
•facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or NOL), and the age and book depreciation of facilities and equipment (affecting relative depreciation expense);

•are widely used by analysts, investors, and competitors to measure a company’s operating performance; are used by our management and board of directors for various purposes, including as measures of performance, as a basis for strategic planning and forecasting; and
•are used internally for a number of benchmarks including to compare our performance to that of our competitors.
We define Restaurant-Level Profit as loss from operations adjusted to exclude general and administrative expense, depreciation and amortization, pre-opening costs, loss on disposal of property and equipment, and, in certain periods, impairment of long-lived assets and closed-store costs. Restaurant-Level Profit Margin is Restaurant-Level Profit as a percentage of revenue. As it excludes general and administrative expense, which is primarily attributable to our sweetgreen Support Center, we evaluate Restaurant-Level Profit and Restaurant-Level Profit Margin as a measure of profitability of our restaurants.

We define Adjusted EBITDA as net loss adjusted to exclude interest income, interest expense, provision for income taxes, depreciation and amortization, stock-based compensation expense, loss on disposal of property and equipment, Spyce acquisition costs, other income, and, in certain periods, impairment of long-lived assets and closed-store costs. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA, and Adjusted EBITDA Margin have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, Restaurant-Level Profit and Adjusted EBITDA should not be viewed as substitutes for, or superior to, loss from operations or net loss prepared in accordance with GAAP as a measure of profitability. Some of these limitations are:

•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Restaurant-Level Profit and Adjusted EBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Restaurant-Level Profit and Adjusted EBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•Restaurant-Level Profit and Adjusted EBITDA do not consider the potentially dilutive impact of stock-based compensation;
•Restaurant-Level Profit is not indicative of overall results of the Company and does not accrue directly to the benefit of stockholders, as corporate-level expenses are excluded;
•Adjusted EBITDA does not take into account any income or costs that management determines are not indicative of ongoing operating performance, such as stock-based compensation, loss on disposal of property and equipment, Spyce acquisition costs, certain other expenses, and, in certain periods, impairment of long-lived assets and closed-store costs; and
•other companies, including those in our industry, may calculate Restaurant-Level Profit and Adjusted EBITDA differently, which reduces their usefulness as comparative measures.

Because of these limitations, you should consider Restaurant-Level Profit, Restaurant-Level Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin alongside other financial performance measures, loss from operations, net loss, and our other GAAP results.

About sweetgreen

Sweetgreen (NYSE: SG) passionately believes that real food should be convenient and accessible to everyone. Every day, across its 160+ restaurants, their team members create plant-forward, seasonal, and earth-friendly meals from fresh ingredients and produce that prioritizes organic, regenerative, and local sourcing. Sweetgreen strongly believes in harnessing the power of technology to enhance the customer experience, and leverages their app to create an omnichannel experience to meet their customers where they are. Sweetgreen’s strong food ethos and investment in local communities have enabled them to grow into a national brand with a mission to build healthier communities by connecting people to real food.

sweetgreen Contact, Investor Relations:
Rebecca Nounou
ir@sweetgreen.com
sweetgreen Contact, Media:
Maude Michel
press@sweetgreen.com

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Thirteen Weeks Ended
	June 26, 2022		June 27, 2021
Revenue	$124,918	100%	$86,212	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	33,897	27%	23,156	27%
Labor and related expenses	37,013	30%	26,735	31%
Occupancy and related expenses	15,826	13%	11,817	14%
Other restaurant operating costs	15,134	12%	11,669	14%
Total restaurant operating costs	101,870	82%	73,377	85%
Operating expenses:
General and administrative	51,262	41%	26,081	30%
Depreciation and amortization	11,305	9%	8,408	10%
Pre-opening costs	2,520	2%	2,506	3%
Closed-store costs	152	—%	—	—%
Loss on disposal of property and equipment	11	—%	5	—%
Total operating expenses	65,250	52%	37,000	43%
Loss from operations	(42,202)	(34)%	(24,165)	(28)%
Interest income	(593)	—%	(109)	—%
Interest expense	22	—%	23	—%
Other income	(1,618)	(1)%	2,804	3%
Net loss before income taxes	(40,013)	(32)%	(26,883)	(31)%
Income tax expense	20	—%	—	—%
Net loss	$(40,033)	(32)%	$(26,883)	(31)%
Earnings per share:
Net loss per share, Class S and Common stock basic and diluted	$(0.36)		$(1.55)
Weighted average shares used in computing net loss per share, Class S and Common stock basic and diluted	109,679,467		17,359,717

SWEETGREEN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Twenty-Six Weeks Ended
	June 26, 2022		June 27, 2021
Revenue	$227,509	100%	$147,604	100%
Restaurant operating costs (exclusive of depreciation and amortization presented separately below):
Food, beverage, and packaging	61,003	27%	40,424	27%
Labor and related expenses	71,315	31%	49,027	33%
Occupancy and related expenses	30,626	13%	21,865	15%
Other restaurant operating costs	28,218	12%	21,350	14%
Total restaurant operating costs	191,162	84%	132,666	90%
Operating expenses:
General and administrative	100,934	44%	49,462	34%
Depreciation and amortization	21,982	10%	16,255	11%
Pre-opening costs	5,032	2%	3,468	2%
Closed-store costs	152	—%	—	—%
Loss on disposal of property and equipment	19	—%	56	—%
Total operating expenses	128,119	56%	69,241	47%
Loss from operations	(91,772)	(40)%	(54,303)	(37)%
Interest income	(761)	—%	(221)	—%
Interest expense	45	—%	42	—%
Other income	(1,863)	(1)%	2,804	2%
Net loss before income taxes	(89,193)	(39)%	(56,928)	(39)%
Income tax expense	40	—%	—	—%
Net loss	$(89,233)	(39)%	$(56,928)	(39)%
Earnings per share:
Net loss per share, Class S and Common stock basic and diluted	$(0.81)		$(3.32)
Weighted average shares used in computing net loss per share, Class S and Common stock basic and diluted	109,575,841		17,162,245

SWEETGREEN INC. AND SUBSIDIARIES
SELECTED BALANCE SHEET, CASH FLOW AND OPERATING DATA
(dollars in thousands)
(unaudited)

	As of June 26, 2022	As of December 26, 2021
SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$406,976	$471,971
Total assets	$727,471	$762,649
Total liabilities	$115,288	$109,532
Total stockholders’ equity	$612,183	$653,117

	Twenty-six weeks ended
	June 26, 2022	June 27, 2021
SELECTED CASH FLOW:
Net cash used in operating activities	(17,916)	(27,582)
Net cash used in investing activities	(50,115)	(41,423)
Net cash provided by financing activities	2,927	115,926
Net (decrease) increase in cash and cash equivalents and restricted cash	$(65,104)	$46,921

	Thirteen weeks ended		Twenty-six weeks ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
SELECTED OPERATING DATA:
Net New Restaurant Openings	8	9	16	10
Average Unit Volume (as adjusted)(1)	$2,881	$2,447	$2,881	$2,447
Same-Store Sales Change (%)(2)	16%	86%	24%	9%
Restaurant-Level Profit	$23,048	$12,835	$36,347	$14,938
Restaurant-Level Profit Margin (%)	18%	15%	16%	10%
Adjusted EBITDA	$(7,366)	$(13,822)	$(23,907)	$(34,840)
Adjusted EBITDA Margin (%)	(6)%	(16)%	(11)%	(24)%
Total Digital Revenue Percentage	62%	68%	64%	72%
Owned Digital Revenue Percentage	40%	47%	41%	50%

(1)Our results for the thirteen and twenty-six weeks ended June 27, 2021 have been adjusted to reflect the material, temporary closures of 19 restaurants in fiscal year 2020 due to the COVID-19 pandemic by excluding such restaurants from the Comparable Restaurant Base. Without these adjustments, AUV would have been $2.2 million as of June 27, 2021. No restaurants were excluded from the Comparable Restaurant Base for the thirteen and twenty-six weeks ended June 26, 2022.
(2)Our results for the thirteen and twenty-six weeks ended June 27, 2021 have been adjusted to reflect the temporary closures of 19 restaurants in fiscal year 2020 due to the COVID-19 pandemic and the temporary closures of 56 restaurants due to civil disturbances that occurred during one week in the second fiscal quarter of fiscal year 2020. Without these adjustments, Same Store Sales Change would have been 106% and 16% for the thirteen and twenty-six weeks ended June 27, 2021, respectively.

SWEETGREEN, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(dollars in thousands)
(unaudited)
The following table sets forth a reconciliation of our loss from operations to Restaurant-Level Profit, as well as the calculation of loss from operations margin and Restaurant-Level Profit Margin for each of the periods indicated:

	Thirteen weeks ended		Twenty-six weeks ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Loss from operations	$(42,202)	$(24,165)	$(91,772)	$(54,303)
Add back:
General and administrative	51,262	26,081	100,934	49,462
Depreciation and amortization	11,305	8,408	21,982	16,255
Pre-opening costs	2,520	2,506	5,032	3,468
Closed-store costs	152	—	152	—
Loss on disposal of property and equipment(1)	11	5	19	56
Restaurant-Level Profit	$23,048	$12,835	$36,347	$14,938
Loss from operations margin	(34)%	(28)%	(40)%	(37)%
Restaurant-Level Profit Margin	18%	15%	16%	10%
(1)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.

The following table sets forth a reconciliation of our net loss to Adjusted EBITDA, as well as the calculation of net loss margin and Adjusted EBITDA Margin for each of the periods indicated:

	Thirteen weeks ended		Twenty-six weeks ended
	June 26, 2022	June 27, 2021	June 26, 2022	June 27, 2021
Net loss	$(40,033)	$(26,883)	$(89,233)	$(56,928)
Non-GAAP adjustments:
Income tax expense	20	—	40	—
Interest income	(593)	(109)	(761)	(221)
Interest expense	22	23	45	42
Depreciation and amortization	11,305	8,408	21,982	16,255
Stock-based compensation(1)	23,207	1,877	45,372	3,099
Loss on disposal of property and equipment(2)	11	5	19	56
Closed-store costs(3)	152	—	152	—
Other expense/(income)(4)	(1,618)	2,804	(1,863)	2,804
Spyce acquisition costs(5)	161	53	340	53
Adjusted EBITDA	$(7,366)	$(13,822)	$(23,907)	$(34,840)
Net loss margin	(32)%	(31)%	(39)%	(39)%
Adjusted EBITDA Margin	(6)%	(16)%	(11)%	(24)%
(1)Includes non-cash, stock-based compensation.
(2)Loss on disposal of property and equipment includes the loss on disposal of assets related to retirements and replacement or write-off of leasehold improvements or equipment.
(3)Closed-store costs include non-cash restaurant charges such as up-front expensing the net present value of unpaid rent remaining on the life of a lease offset by assumed sublease income.
(4)Other expense/(income) includes the change in fair value of the contingent consideration.
(5)Spyce acquisition costs includes one-time costs we incurred in order to acquire Spyce including, severance payments, retention bonuses, and valuation and legal expenses.